EXHIBIT 99.1

ENGlobal Provides Update on Recent Automation Awards

HOUSTON, Feb. 6, 2014 (GLOBE NEWSWIRE) -- ENGlobal Corporation (Nasdaq:ENG), a leading provider of energy-related engineering and automation services, today reports on a range of project scopes that were recently awarded to its Automation Segment. The cumulative value of the awards to ENGlobal is in excess of $10.0 million.

  An automated pipe handling equipment company has awarded ENGlobal additional projects to procure, integrate, and test a number of automated driller's cabins, which include consolidated drilling controls, automated pipe handling controls, programmable logical controller (PLC) hardware and data processing systems.

  A large engineering and construction firm has awarded ENGlobal a continuous emissions monitoring system (CEMS), which is specifically designed to meet the environmental pollution regulatory requirements for stack emissions and air quality standards.

  ENGlobal is providing design and integration services for several analyzer shelters and remote instrument enclosure (RIE) buildings to a large refiner. The Company's scope also includes engineering, procurement, and testing of the analyzer shelters and RIEs.

  A midstream master limited partnership (MLP) has selected ENGlobal as its automation systems integration contractor. Specifically, the Company is providing procurement, fabrication, and testing of process control shelters, PLC systems, railcar and truck loading/unloading facilities, and satellite stations.

"We are pleased to receive these project awards from both new and existing clients," said William A. Coskey, P.E., ENGlobal's President and Chief Executive Officer. "ENGlobal has been successful in marketing its new operational direction, as illustrated by these recent project awards. We are especially proud to showcase our midstream/downstream Engineering and Automation services and new-to-market upstream capabilities."

About ENGlobal

ENGlobal (Nasdaq:ENG) is a provider of engineering and related project services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of advanced automation, control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within the Engineering segment, ENGlobal's Government Services group provides engineering, design, installation and operation and maintenance of various government, public sector and international facilities, and specializes in the turnkey installation and maintenance of automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our successful execution of project awards and our receipt of prompt payment for the services we render to our clients; (2) our ability to comply with the terms under the new credit facility; (3) our ability to achieve profitability and positive cash flow from operations; (4) our ability to collect accounts receivable and process accounts payable in a timely manner; (5) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services; (6) our ability to achieve our business strategy while effectively managing costs and expenses; (7) the effect of changes in the price of oil; (8) delays related to contract awards; (9) our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; (10) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations; (11) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies; (12) the effect on our competitive position within our market area in view of, among other things, competitive pricing pressure; and (13) the uncertainties of the outcome of litigation. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT: Natalie S. Hairston
         (281) 878-1000
         ir@ENGlobal.com